DREYFUS MUNICIPAL FUNDS, INC.
- Dreyfus Premier High Yield Municipal Bond Fund
Registration No. 811-6377

Sub-Item 77Q1(a)

The Fund's Board authorized the name change of Dreyfus High Yield Municipal Bond Fund (a series of the Registrant) to Dreyfus Premier High Yield Municipal Bond Fund, a description of which appears in the Registrant’s Articles of Amendment, incorporated by reference to Exhibit (a)(3) of Post-Effective Amendment No. 30 the Registrant's Registration Statement on Form N-1A, filed on March 15, 2007.